Exhibit  10(c)(3)

MASTER SETOFF AND NETTING

AGREEMENT

This Master Setoff and Netting Agreement (the “Agreement”) is made and entered into effective as of September 30, 2004, by and among PJM Interconnection, L.L.C. (“PJM”) and Appalachian Power Company, Columbus Southern Power Company, Indiana Michigan Power Company, Kentucky Power Company, Kingsport Power Company, Ohio Power Company and Wheeling Power Company, by and through American Electric Power Service Corporation, their agent (collectively, “AEP”).

RECITALS

Whereas, PJM and AEP have entered into the Amended and Restated Operating Agreement of PJM Interconnection, LLC, service agreements under the PJM Open Access Transmission Tariff, the Transmission Owners Agreement and the Reliability Assurance Agreement among Load Serving Entities in the PJM Control Area providing for the purchase, transmission, sale, exchange, or similar transactions with respect to electricity or other energy related services, including ancillary services, and such other additional contracts providing for payments among the Parties for various and sundry reasons as listed on Attachment A (collectively, the “Documents”).

Whereas, PJM and AEP acknowledge that based on this Agreement PJM will deal with AEP as if AEP Parties (as defined below) were a single legal entity, and not separate entities, for credit purposes. The Parties (as defined below) acknowledge that the AEP Parties, with the exception of Kingsport Power Company and Wheeling Power Company1, are signatories to (1) an Interconnection Agreement, dated July 15, 1951, as modified and supplemented; (2) a System Integration Agreement, dated May 15, 2000, as supplemented, and (3) a Transmission Agreement, dated April 1, 1984, as modified and supplemented, (collectively, “the AEP Documents”) which provide for a net pooling arrangement and allocation of payments and liabilities for generation, load, transmission and third party transactions among the AEP Parties.

Whereas, PJM and AEP acknowledge they will benefit directly or indirectly from the this Agreement and that the promises made herein and other consideration exchanged between the Parties hereto in connection herewith constitute good and valuable consideration exchanged between the respective Parties, the receipt and sufficiency of which are hereby acknowledged.

NOW THEREFORE, for and in consideration of the mutual agreements herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used or incorporated by reference in this Agreement and not otherwise defined herein have the same meanings in this Agreement as given to them within the Documents. In the event of any conflict or inconsistency between a term defined herein and in any of the Documents, such term as used in the Documents shall in all events be controlling. All references within this Agreement are to this Agreement unless otherwise expressly stated. The following terms used in this Agreement are defined as follows:

“AEP” means the AEP Parties and AEPSC.

“AEP Parties” (collectively) or an “AEP Party” (individually) means the Eastern electric utility subsidiaries of American Electric Power Company, Inc., consisting of Appalachian Power Company,

[1]	Kingsport Power Company and Wheeling Power Company have separate power supply agreements with Appalachian Power Company and Ohio Power Company, respectively, that govern power transactions between them.

Columbus Southern Power Company, Indiana Michigan Power Company, Kentucky Power Company, Kingsport Power Company, Ohio Power Company and Wheeling Power Company.

“AEPSC” means American Electric Power Service Corporation, as agent for the AEP Parties.

“Collateral” means security pledged or transferred in accordance with any of the Documents by AEP to secure payment or performance of any of its/their Obligations to PJM, including without limitation, letters of credit, cash and/or any guaranties.

“Obligation” or “Obligations” means each and every requirement or liability for which AEP is bound to PJM under the Documents, any Transaction thereunder, or this Agreement, whether financial or otherwise, including, without limitation, payment and delivery obligations, any debt, any obligation arising under a guaranty, any requirement to deliver or maintain Collateral, and each and every other obligation or requirement.

“Party” means PJM or AEP as the context indicates, and “Parties” means all of the foregoing.

“Transaction” or “Transactions” means each and every trade, transaction, or other open contractual commitment, between PJM and any AEP Party arising under any of the Documents.

2. Payment Netting. PJM will provide to AEP one or more invoices which shall be combined to comprise a single net bill for all activities, Transactions and/or Obligations incurred by the AEP Parties under the Documents during each billing period.

3. Netting Prior to Allocation of Liability. Each of the AEP Parties agrees that PJM shall determine a net amount for all activities Transactions and/or Obligations under the Documents prior to any allocation of liability by AEP among the AEP Parties in accordance with the AEP Documents for the activities and Obligations incurred by any and/or all AEP Parties, and each AEP Party agrees to save PJM harmless from actions that any one or more AEP Parties may take with respect to PJM pursuant to this Agreement.

4. Default and Remedies. A default by any one AEP Party of any of the Obligations under the Documents will constitute a default by all of the AEP Parties. PJM may exercise all rights to setoff of any amounts owed to the AEP Parties against any amount due and owing from AEP, including, but not limited, to any Collateral held by PJM. Notwithstanding the foregoing, it shall not be a default under PJM’s credit policy, that Kingsport Power Company (“Kingsport”) and Wheeling Power Company (“Wheeling”) are not rated as “investment grade” by the corporate rating agencies relied on by PJM from time to time.

5. Mutual Representations and Warranties. Each Party represents and warrants to the other that (a) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary actions to authorize such execution, delivery, and performance, (b) the person signing this Agreement on behalf of each Party is duly authorized to do so on its behalf, (c) this Agreement constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, conservatorship, receivership, moratorium, or other similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law), and (d) the location of its incorporation or organization and the location of its chief executive office are the locations set forth under its signature line to this Agreement.

6. AEP Representations. With respect to Kingsport and Wheeling specifically, AEP represents that: (a) neither Kingsport or Wheeling are currently, nor are they expected to be rated as “investment grade”; (b) neither Kingsport or Wheeling own any generation assets, and all transmission assets owned by such companies will be turned over operationally to PJM; (c) any and all entitlements to Kingsport and/or Wheeling from the operation of such transmission assets shall remain unencumbered and shall be included with all other funds due and owing to the AEP Parties, hereunder; (d) any and all retail load of Kingsport and Wheeling will be supplied by the AEP Parties, under exclusive supply contracts, and neither Kingsport or Wheeling will be Market Participants in any PJM market.

7. Interpretation and Headings. The Parties intend that this Agreement constitutes and should be deemed to be a “master setoff agreement” and that the Parties are and should be deemed to be “master setoff agreement participants” within the meaning of and as such terms are used in any law, rule, regulation, statute, or order applicable to the Parties’ rights herein, whether now or hereafter enacted or made applicable. The use of headings and subheadings in this Agreement, and the division of this Agreement into sections and sub-sections, are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

8. Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Pennsylvania.

9. Assignment and Amendment. (a) This Agreement, and any rights to amounts payable to a Party there under, shall not be assigned by PJM or any AEP Party without the prior written consent of AEP or PJM, respectively, which consent shall not be unreasonably withheld. It shall be considered reasonable for a Party to withhold consent if the other Party is attempting to assign to an unaffiliated party.

(b) This Agreement may not be amended except by an amendment to this Agreement signed by each Party. Confirmations of Transactions under any of the Documents shall not serve as an amendment.

10. Conflicts and Inconsistencies; Confidentiality. In the event of any conflict or inconsistency between any provision of this Agreement and any provision of any of the Documents, the provision of the Documents shall govern and supercede the provisions of this Agreement. The contents of this Agreement shall be subject to the same confidentiality as provided for in the Amended and Restated Operating Agreement of PJM Interconnection, LLC.

11. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal, or unenforceable in any respect under the law of any jurisdiction, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. If any portion of this Agreement is deemed or held to be invalid, illegal, or unenforceable, the Parties will use their best efforts to reform such portion of this Agreement to give effect to the original intention of the Parties as indicated herein.

12. Corrective or Supplemental Documents. The Parties agree that they will promptly execute any additional or corrective documentation and/or agreements reasonably necessary to correct or effectuate the intent of the Parties, as evidenced or recited herein.

13. No Waiver. A failure or delay in exercising any right, power, or privilege in respect of the Documents or this Agreement will not be presumed to operate as a waiver of that right, power, or privilege, and a single or partial exercise of any right, power, or privilege will not be presumed to preclude any subsequent or further exercise of that right, power, or privilege, or the exercise of any other right, power, or privilege.

14. Term. This Agreement shall continue in effect from the date hereof until terminated by either Party upon one hundred eighty (180) days prior written notice.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed, and to be effective as of the latest to occur of the following: (1) the date written above; (2) the date PJM received a fully executed original; and (3) the date on which Kingsport Power Company and Wheeling Power Company join PJM as evidenced by their due execution, delivery and effective date of the STANDARD FORM OF AGREEMENT TO BECOME A MEMBER OF THE PJM INTERCONNECTION, LLC.

[Signatures on following pages.]

PJM INTERCONNECTION, LLC

BY:	/s/ PHILIP HARRIS
PRINTED NAME:	Philip Harris
TITLE:	President and Chief Executive Officer

Location of state of incorporation or organization: Delaware
Location of chief executive office: 955 Jefferson Avenue, Valley Forge Corporate Center, Norristown, PA 19403-2497

AMERICAN ELECTRIC POWER SERVICE CORPORATION,

AS AGENT FOR THE AEP OPERATING COMPANIES

BY:	/s/ J. CRAIG BAKER
PRINTED NAME:	J. Craig Baker
TITLE:	Senior Vice President – Regulatory Services

Location of state of incorporation or organization: New York
Location of chief executive office: 1 Riverside Plaza, Columbus, OH 43215

APPALACHIAN POWER COMPANY, by its agent American Electric Power Service Corporation		COLUMBUS SOUTHERN POWER COMPANY, by its agent American Electric Power Service Corporation

BY:	/s/ SUSAN TOMASKY	BY:	/s/ SUSAN TOMASKY
PRINTED NAME:	Susan Tomasky	PRINTED NAME:	Susan Tomasky
TITLE:	Vice President	TITLE:	Vice President

Location of state of incorporation or organization: Virginia		Location of state of incorporation or organization: Ohio
Location of chief executive office: 1 Riverside Plaza, Columbus, OH 43215		Location of chief executive office: 1 Riverside Plaza, Columbus, OH 43215

INDIANA MICHIGAN POWER COMPANY, by its agent American Electric Power Service Corporation		KENTUCKY POWER COMPANY, by its agent American Electric Power Service Corporation

BY:	/s/ SUSAN TOMASKY	BY:	/s/ SUSAN TOMASKY
PRINTED NAME:	Susan Tomasky	PRINTED NAME:	Susan Tomasky
TITLE:	Vice President	TITLE:	Vice President

Location of state of incorporation or organization: Indiana		Location of state of incorporation or organization: Kentucky
Location of chief executive office: 1 Riverside Plaza, Columbus, OH 43215		Location of chief executive office: 1 Riverside Plaza, Columbus, OH 43215

[Signatures continued on following pages.]

OHIO POWER COMPANY, by its agent American Electric Power Service Corporation		KINGSPORT POWER COMPANY, by its agent American Electric Power Service Corporation

BY:	/s/ SUSAN TOMASKY	BY:	/s/ SUSAN TOMASKY
PRINTED NAME:	Susan Tomasky	PRINTED NAME:	Susan Tomasky
TITLE:	Vice President	TITLE:	Vice President

Location of state of incorporation or organization: Ohio		Location of state of incorporation or organization: Virginia
Location of chief executive office: 1 Riverside Plaza, Columbus, OH 43215		Location of chief executive office: 1 Riverside Plaza, Columbus, OH 43215

WHEELING POWER COMPANY, by its agent American Electric Power Service Corporation

BY:	/s/ SUSAN TOMASKY
PRINTED NAME:	Susan Tomasky
TITLE:	Vice President

Location of state of incorporation or organization: West Virginia
Location of chief executive office: 1 Riverside Plaza, Columbus, OH 43215

ATTACHMENT A

ADDITIONAL CONTRACTS SUBJECT TO SETOFF AND NETTING